UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2018

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” or “the Company” refer to Select Income REIT.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2018, our Board of Trustees, pursuant to a recommendation of our Nominating and Governance Committee, elected David M. Blackman as the Managing Trustee in Class I of our Board of Trustees effective immediately. Mr. Blackman was elected to fill the vacancy caused by the death of Barry M. Portnoy and to serve the remainder of the full term of the Class I Trustees, the Class of Trustees which stands for election at our 2019 annual meeting of shareholders.

Mr. Blackman, age 55, is and has been our President and Chief Operating Officer since our formation in 2011. Mr. Blackman joined The RMR Group LLC, or RMR LLC, as senior vice president in 2009; he became an executive vice president of RMR LLC in 2013. Mr. Blackman has served as president and chief operating officer of Government Properties Income Trust, or GOV, since 2011, where he also served as chief financial officer and treasurer from 2009 until 2011. Mr. Blackman has also served as chief executive officer of Tremont Mortgage Trust, or TRMT, since 2017, as a managing trustee of TRMT since March 2018 and as president and chief executive officer of Tremont Realty Advisors LLC since January 2018, where he also served as executive vice president since its formation in 2016 through December 2017.  Prior to joining RMR LLC, Mr. Blackman was employed as a banker at Wachovia Corporation and its predecessors for over 20 years, where he focused on real estate finance matters, including serving as a managing director in the real estate section of Wachovia Capital Markets, LLC from 2005 through 2009.

Our Board of Trustees is comprised of two Managing Trustees and three Independent Trustees. Mr. Blackman qualifies as a Managing Trustee in accordance with our Amended and Restated Bylaws. Mr. Blackman has advised us that he has no arrangement or understanding with any other person pursuant to which he was appointed as our Managing Trustee. Mr. Blackman is not expected to be appointed to any committees of our Board of Trustees.

In accordance with our publicly disclosed Trustee compensation arrangements, Mr. Blackman will not be entitled to any cash compensation for his service as a Managing Trustee, but he will be entitled to receive awards of our common shares from time to time pursuant to our equity compensation plan at the discretion of our Compensation Committee. On April 2, 2018, consistent with our Trustee compensation arrangements, we awarded Mr. Blackman 3,000 of our common shares. We previously filed a summary of our currently effective Trustee compensation as Exhibit 10.1 to our Current Report on Form 8-K dated May 23, 2017, which summary is incorporated herein by reference.

We have relationships and historical and continuing transactions with RMR LLC, The RMR Group Inc., or RMR Inc., GOV and others related to them. For example: we have no employees and the personnel and various services we require to operate our business are provided to us by RMR LLC pursuant to our management agreements with RMR LLC; RMR Inc. is the managing member of RMR LLC; Adam D. Portnoy, our other Managing Trustee, is the sole trustee of ABP Trust, which is the controlling shareholder of RMR Inc.; and we own shares of class A common stock of RMR Inc. Mr. Adam Portnoy is an officer of RMR LLC, a managing director, president and chief executive officer of RMR Inc. and a managing trustee of GOV, which is our largest shareholder. We also have relationships and historical and continuing transactions with other companies to which RMR LLC or its subsidiaries provide management services and which may have trustees, directors and officers who are also trustees, directors or officers of us, RMR LLC or RMR Inc.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2017, or our Annual Report, our definitive Proxy Statement for our 2018 Annual Meeting of Shareholders, or our Proxy Statement, and our other filings with the Securities and Exchange Commission, or the SEC, including Notes 13 and 14 to our consolidated financial statements included in our Annual Report and the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and the section captioned “Related Person

Transactions” and the information regarding our Trustees and executive officers included in our Proxy Statement. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other such relationships and related person transactions. Our filings with the SEC and copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Chief Financial Officer and Treasurer

Date: April 3, 2018